      As Filed With The Securities And Exchange Commission on June 2, 1998

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933



                          VOICE CONTROL SYSTEMS, INC.

               (Exact name of issuer as specified in its charter)

       Delaware                                      75-1707970
 (State of incorporation)                 (I.R.S. employer identification no.)

  14140 Midway Road, Suite 100
          Dallas, Texas                                    75244
(Address of principal executive office)                  (Zip code)



                       PureSpeech 1997 Stock Option Plan
                   PureSpeech Key Employee Stock Option Plan
                            (Full title of the plan)


   Peter J. Foster, President                         Bruce H. Hallett
  Voice Control Systems, Inc.                      Crouch & Hallett, L.L.P.
 14140 Midway Road, Suite 100                      717 N. Harwood Street
     Dallas, Texas  75244                               Suite 1400
        (972) 726-1200                              Dallas, Texas  75201
                                                       (214) 953-0053


      (Names, addresses and telephone numbers, including area codes, of agents for service)


APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS:
Sales to the purchasers of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.



                        CALCULATION OF REGISTRATION FEE

                                          Proposed Maximum     Proposed Maximum
Title of Securities     Amount to be          Offering            Aggregate             Amount of
 to be Registered        Registered       Price Per Share       Offering Price       Registration Fee*
-----------------------------------------------------------------------------------------------------

Common Stock,
$0.01 par value          289,704 Shs.         $3.07            $889,392              $263.00

* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h), based on the average high and low prices of the registrant's Common Stock on June 1, 1998, as reported on the Nasdaq National Market.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


         The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         (i) The registrant's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or under the Securities Act of 1933, as amended, (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

         (iii) The description of the registrant's Common Stock, $.01 par value ("Common Stock") which is contained in the Company's latest registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article VI of the registrant's Bylaws expressly directs the registrant to indemnify its directors, officers, employees, or agents or any person serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant) to which such person is a party by virtue of such status if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of such action, suit or proceeding by judgment, order, settlement,





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conviction or upon a plea of nolo contendere or its equivalent, will not create a presumption that such person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, that he had a reasonable cause to believe that his conduct was unlawful.

         Article VI also provides that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, procure a judgment in the registrant's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant; however, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the registrant unless and only to the extent, that, the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of such liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to the indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the registrant.

         The Bylaws further provide that any indemnification shall be made only upon a determination that such indemnification is proper under the standards described above. Such determination shall be made (i) by a majority vote of a quorum of the registrant's Board, or (ii) if such quorum is not obtainable, by a quorum of disinterested directors, or (iii) by independent legal counsel or
(iv) by the shareholders. If successful, in whole or in part, on the merits of any action, a person shall be indemnified for expenses actually and reasonably incurred.

         Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the registrant, at any time or from time to time in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the registrant as authorized in Article VI of the Bylaws. The indemnification and advancement of expenses provided by or granted pursuant to
Article VI shall not be deemed exclusive of any other rights to which those indemnified or those seeking advancement of expenses provided by or granted pursuant to Article VI shall not be deemed exclusive or any other rights to which those indemnified or those seeking advancement of expenses may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office and shall




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



continue as to a person who has ceased to be a director or officer and shall insure to the benefit of the heirs, executors and administrators of such person.

         The Certificate of Incorporation of the registrant eliminates personal liability of directors, to the fullest extent permitted by Delaware law, to the registrant and its stockholders for monetary damages for breach of fiduciary duty as a director.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5              Opinion of Crouch & Hallett, L.L.P. (filed herewith).

         23(a)          Consent of BDO Seidman LLP (filed herewith)

         23(b) Consent of Crouch & Hallett, L.L.P. (included as part of Exhibit 5).

         24 Power of Attorney (see signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

     (1)     The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                     (i) Include any prospectus required by Section 10(a)(3) of the 1933 Act.;

                     (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                     (iii) Include any material information on the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                     provided, however, that (i) and (ii) do not apply if the information required to be included e in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

              (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration





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        statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES


         Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 2nd day of June, 1998.


                                             VOICE CONTROL SYSTEMS, INC.


                                             By:/s/ Peter J. Foster
                                             ----------------------------------
                                                 Peter J. Foster
                                                 President and Chief Executive
                                                 Officer





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

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Peter J. Foster and Kim S. Terry, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities and on June 2, 1998.

Signatures                                                                           Date
----------                                                                           ----


/s/ Neal J. Robinson                                                                 June 2, 1998
------------------------------------------------------------
Neal J. Robinson
Chairman and Director


/s/ Peter J. Foster                                                                  June 2, 1998
------------------------------------------------------------
Peter J. Foster
President, Chief Executive Officer and Director


/s/ Kim S. Terry                                                                     June 2, 1998
------------------------------------------------------------
Kim S. Terry
Vice President Finance and Corporate Secretary
(Principal Financial and Accounting Officer)


/s/ Melvyn J. Goodman                                                                June 2, 1998
------------------------------------------------------------
Melvyn J. Goodman
Director


/s/ John Lucas-Tooth                                                                 June 2, 1998
------------------------------------------------------------
John Lucas-Tooth
Director


/s/ John Torkelsen                                                                   June 2, 1998
------------------------------------------------------------
John B. Torkelsen
Director





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



                               INDEX TO EXHIBITS


          5      Opinion of Crouch & Hallett, L.L.P. (filed herewith).

         23(a)   Consent of BDO Seidman (filed herewith)

         23(b)   Consent of Crouch & Hallett, L.L.P. (included as part of
                 Exhibit 5).

         24      Power of Attorney (see signature page of this Registration
                 Statement)